Exhibit 5.1
May 5, 2008
Bancorp of New Jersey, Inc.
1365 Palisade Avenue
Fort Lee, New Jersey 07024
Re:	Bancorp of New Jersey, Inc. 2006 Stock Option Plan Registration Statement on Form S-8
Ladies and Gentlemen:
Reference is made to a Registration Statement on Form S-8 of Bancorp of New Jersey, Inc. (the “Company”), which is being filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.
The Registration Statement covers 217,984 shares of the Company’s class of common stock, no par value per share (the “Shares”), which may be issuable upon the exercise of options previously granted and which may be granted in the future pursuant to the 2006 Stock Option Plan (the “2006 Plan”).
We have examined the Registration Statement, including the exhibits thereto, the Company’s certificate of incorporation, the Company’s bylaws, the 2006 Plan and such documents as we have deemed appropriate in rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.
Based on the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of the 2006 Plan, will be validly issued, fully paid and non-assessable.
Our opinion is limited to the New Jersey Business Corporation Act, as amended, including the statutory provisions and all applicable provisions of the Constitution of the State of New Jersey and reported judicial decisions interpreting these laws, and the federal securities laws, each as in effect on the date hereof.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.
Very truly yours,

PEPPER HAMILTON LLP
PEPPER HAMILTON LLP